EXHIBIT 23.1


                 INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of GPS Industries, Inc. on Form SB-2 of our report dated March 26, 2005, relating to the consolidated financial statements of GPS Industries, Inc. as of December 31, 2004 and 2003 appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Sherb & Co., LLP
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New York, NY
October 20, 2005